Exhibit 23 - Consent of Experts


G. BRAD BECKSTEAD
---------------------------
Certified Public Accountant

                                                      330 E. Warm Springs
                                                     Las Vegas, NV  89119
                                                             702.528.1984
                                                     425.928.2877 (e-fax)


November 13, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of November 13, 2001, on the Financial Statements of ALD Services, Inc. for the nine months ending September 30, 2001, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead
----------------------
G. Brad Beckstead, CPA


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